UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2020

Date of Report (Date of earliest event reported)

Opes Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38417	82-2418815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4218 NE 2ND AVENUE, 2nd FLOOR MIAMI, FL	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 573-3900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	OPESU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	OPES	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	OPESW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

IMPORTANT NOTICES

Opes Acquisition Corp., a Delaware corporation (“OPES” or “Purchaser”), and BurgerFi International LLC, a Delaware limited liability company (“BurgerFi”) and their respective directors, executive officers, members, managers, employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Purchaser’s common stock in respect of the proposed transaction described herein. Information about OPES’s directors and executive officers and their ownership of OPES’s common stock is set forth in OPES’s Prospectus, dated March 13, 2018, Annual Report on Form 10-K, dated March 30, 2020 and the proxy statement on Definitive Schedule 14A dated June 5, 2020, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 4 filed with the SEC since the date of such filings as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.

In connection with the transaction described herein, Purchaser will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Purchaser will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction, and other proposals. INVESTORS AND SECURITY HOLDERS OF PURCHASER ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PURCHASER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OPES, BURGERFI AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Purchaser with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to OPES at: 4218 NE 2nd Avenue, Miami, FL 33137

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the execution of definitive agreements relating to the Business Combination by and among OPES and BurgerFi and the transactions contemplated thereby, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding the proposed transaction. The words “expect,” “believe,” “estimate,” “intend,” “plan,” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to: (i) risks related to the timing of the completion of the Business Combination, (ii) the ability to satisfy the various conditions to the closing of the Business Combination set forth in the Membership Interest Purchase Agreement, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Membership Interest Purchase Agreement, (iv) the risk that there may be a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise), of BurgerFi or its subsidiaries or franchisees, taken as a whole; (v) risks related to disruption of management time from ongoing business operations due to the proposed Business Combination; (vi) the risk that any announcements relating to the proposed Business Combination could have adverse effects on the market price of OPES’s common stock; and (vii) other risks and uncertainties and other factors identified in OPES’s prior and future filings with the SEC, available at www.sec.gov.

A further list and description of risks and uncertainties can be found in the proxy statement on Schedule 14A that will be filed with the SEC by Purchaser in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and OPES and BurgerFi, and their respective subsidiaries, if any, undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.

Item 1.01. Entry Into a Material Definitive Agreement

On June 29, 2020, Opes Acquisition Corp. (“OPES” or “Purchaser”) entered into a membership interest purchase agreement (the “Agreement”), with BurgerFi International, LLC, a Delaware limited liability company (“BurgerFi” or the “Company”), members of the Company (the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company (the “Members’ Representative”). Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Acquisition of BurgerFi; Acquisition Consideration

Upon the closing of the transactions contemplated in the Agreement (the “Closing”), OPES will purchase 100% of the membership interests of BurgerFi from the Members resulting in BurgerFi becoming a wholly owned subsidiary of OPES (the “Business Combination”).

The closing consideration for the Business Combination (the “Acquisition Consideration”) shall be payable as follows (subject to reduction for indemnification claims and potential changes due to a working capital adjustment as described below):

(i) a cash payment in the aggregate amount of $30,000,000 payable to the Members;

(ii) $20,000,000 payable either in cash or in shares of Purchaser Common Stock valued at $10.60 per share (the “Stock Portion”), in the sole and absolute discretion of the OPES Board of Directors; and

(iii) the issuance in the aggregate of 4,716,981 shares of Purchaser Common Stock to the Members (the “Closing Payment Shares”)

Of the Closing Payment Shares, 943,396 shares (the “Escrow Shares”) shall be deposited into an escrow account with Continental Stock Transfer and Trust, to satisfy any potential indemnification claims brought pursuant to the Agreement.

The closing consideration payable to the stockholders of BurgerFi is also subject to adjustment based on BurgerFi’s working capital as of the closing date as contemplated in the Agreement.

Earnout Share Consideration; Earnout Tranches

The Members will be entitled to receive additional Acquisition Consideration in the form of shares of Purchaser Common Stock (“Earnout Share Consideration”) on a pro-rata basis based on their ownership percentages in the Company, subject to Purchaser achieving certain share price targets post-Closing as follows (each an “Earnout Tranche”):

a.	If prior to the second anniversary of the Closing, the last reported closing price of Purchaser Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share, Purchaser shall issue to Members 3,947,368 in Earn Out Share Consideration, based on a deemed price of $19.00 per share;

b.	If prior to the third anniversary of the Closing, the last reported closing price of Purchaser Common Stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share, Purchaser shall issue to Members 3,409,091 in Earn Out Share Consideration, based on a deemed price of $22.00 per share; and

c.	If prior to the third anniversary of the Closing, the last reported closing price of Purchaser Common Stock in any 20 trading days within any consecutive 30 trading day prior is greater than or equal to $25.00 per share, Purchaser shall issue to Members 2,000,000 in Earn Out Share Consideration, based on a deemed price of $25.00 per share.

The Earnout Share Consideration payable with respect to each Earnout Tranche, when issued, shall be subject to a lockup for a period of six months from the date such Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period). The Members shall only be entitled to receive the Earnout Share Consideration from one Earnout Tranche in any twelve month period and if the Members qualify to receive two or more Earnout Tranches in any such twelve-month period, the Members’ Representative can elect which such Earnout Tranche the Members will receive. No more than one Earnout Tranche shall be payable in any twelve-month period.

Lock-Up on Closing Payment Shares

The Closing Payment Shares shall be subject to a lock-up agreement until six months after the Closing Date, or earlier if, subsequent to the Closing Date, Purchaser consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. If the Stock Portion of the Acquisition Consideration is paid in shares of Purchaser Common Stock, in lieu of cash, such shares will not be subject to a lock-up.

Post-Closing Board of Directors

Immediately following the Closing, the Post-Closing Board of directors of Purchaser will consist of no more than five directors, consisting of Ophir Sternberg, as Executive Chairman, AJ Acker and three independent directors to be selected by Mr. Sternberg, in his reasonable discretion and approved by Members’ Representative, such approval not to be unreasonably withheld..

Stockholder Approval

Prior to the consummation of the Business Combination, the holders of a majority of Purchaser’s common stock attending a stockholder’s meeting (at which there is a quorum) must approve the Business Combination (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, OPES must call a special meeting of its stockholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting. The Proxy Statement will set forth proposals, including but not limited to: (a) approval of the Agreement and the Business Combination, (b) approval of the change of the name of Purchaser with effect from the Closing to “BurgerFi International, Inc.,” (c) adoption and approval of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of Purchaser with effect from the Closing, (d) election of five members to Purchaser’s Board of Directors with effect from and after the Effective Time, (e) adoption of an Equity Incentive Plan, and (f) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Business Combination (the “Purchaser Proposals”).

Representations and Warranties

BurgerFi and the Members make certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Agreement) relating to, the following: (a) corporate existence and power; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) governmental authorization (d) non-contravention; (e) capitalization; (f) certificate of formation; operating agreement; (g) corporate records; (h) subsidiaries; (i) consents; (j) financial statements; (k) books and records; (l) absence of certain changes; (m) properties, title to the Company’s assets; (n) litigation; (o) contracts, (p) insurance, (q) licenses and permits; (r) compliance with laws; (s) intellectual property; (t) customers, suppliers and franchisees; (u) accounts receivable and payable loans; (v) employees; (w) employment matters, employee benefits and compensation; (z) real property; (aa) tax matters; (bb) environmental laws; and (cc) certain business practices.

OPES makes certain representations and warranties relating to, among other things: (a) corporate existence and power; (b) authorization, execution, delivery and enforceability of the Agreement and other transaction documents; (c) governmental authorization (d) non-contravention; (e) capitalization; (f) trust fund; (g) listing; (h) reporting company; (i) undisclosed liabilities; (j) interested party transactions; (k) board approval; (l) SEC documents and financial statements; (m) absence of certain changes; (n) certain business practices; (o) money laundering laws; (p) business activities; (q) purpose; (r) purchaser contracts; (s) vote required; (t) investment company; (u) minute books; and (v) application of takeover provisions..

Covenants of the Company

The Agreement contains certain customary covenants of BurgerFi prior to the Closing, including, among other things, the following:

●	BurgerFi agrees to operate its business in the ordinary course (with certain exceptions and with it being agreed that entering into new franchise agreements, forming new subsidiaries to open new restaurants, signing and guaranteeing new leases in connection therewith are ordinary course actions) and not to take certain specified actions without the prior written consent of OPES;

●	BurgerFi shall give OPES and its representatives full access to the offices, properties and books and records, and provide such information relating to the business as requested and shall cause its employees, legal counsel, accountants and representatives of the Company to reasonably cooperate with OPES in its investigation of the business;

●	BurgerFi shall provide notice of certain events, including the occurrence of any fact or circumstance that constitutes or results, or is reasonably expected to constitute or result in a material adverse effect on either party or on the completion of the Transaction, including, without limitation, notice of any action commenced or threatened against either party and notice of or other communication from any governmental authority in connection with the transaction;

●	Timely filing of tax returns by the Members and the Company;
●	BurgerFi shall deliver to OPES, no event later than July 18, 2020, audited financial statements for the twelve month periods on and ended December 31, 2018 and 2019, interim reviewed financial statements for the three month periods on and ended March 31, 2020 and 2019, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies. The failure to timely provide such financial statements will give OPES the right to terminate the Agreement. BurgerFi shall provide OPES with further consolidated interim financial information of the Company and each of its Subsidiaries no later than forty (40) calendar days following the end of each three-month quarterly period, and consolidated annual information of the Company and each of its Subsidiaries not later than seventy-five calendar days following the end of the fiscal year, as applicable, all prepared under U.S. GAAP in accordance with requirements of the Public Company Accounting Oversight Board for public companies;

●	BurgerFi shall use its commercially reasonable efforts to transfer its revolving line of credit to OPES and to remove Mr. Rosatti as a guarantor on the Company’s revolving line of credit, and if it is unable to do so, the Company, shall repay in full all amounts outstanding under the line of credit, and terminate the line of credit;

●	The Company shall use its commercially reasonable efforts to obtain each third-party consent required under the Agreement as promptly as practicable hereafter;

●	The Company and Members shall each execute and deliver a non-solicitation, non-service and confidentiality agreements covering a period of at least three years post-Closing, and shall use its commercially reasonable efforts to enter into employment agreements with each of its Key Employees prior to the Closing and to satisfy all accrued obligations of the Company applicable to its employees;

●	Mr. Rosatti shall irrevocably convey, assign and transfer, all of his rights, title and interests in certain entities that own and operate certain Business locations and own the Intellectual Property of the Business (the “JR Trust Entities”); and

●	The Company will disclose in writing to Purchaser if it becomes aware of any fact or condition that constitutes a breach of any representation, warranty or any covenant that would cause certain of the closing conditions set forth in the Agreement, not to be satisfied as of the Closing Date.

Covenants of OPES

The Agreement contains the following covenants of OPES prior to the Closing:

●	OPES agrees that it will not contact or communicate with the employees, customers, franchisees, providers, licensors, collaborators, service providers or suppliers of the Company or its subsidiaries without the prior consultation with and prior written approval (which approval shall not be unreasonably withheld or delayed) of an executive officer of the Company or the Members’ Representative; and

●	OPES will disclose in writing to the Company if it becomes aware of any fact or condition that constitutes a breach of any representation, warranty or any covenant that would cause certain of the closing conditions set forth in the Agreement, not to be satisfied as of the Closing Date.

Actions Prior to Closing

In addition, the parties agreed to take the following actions, among others, before the completion of the Business Combination:

●	use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Agreement;

●

except for a portion of the interest earned on the amounts held in the Trust Account, Purchaser shall disburse monies from the Trust Account only: (a) for Purchaser Stock Redemptions; (b) to Purchaser’s stockholders for failure to consummate a Business Combination by September 16, 2020; (c) for any amounts necessary to pay any taxes; (d) to third-parties for expenses owed by Purchaser to such third parties; (e) for the Business Combination Fees to the underwriter in the IPO; or (f) to, or on behalf of, Purchaser after or concurrently with the consummation of a Business Combination;

●	Purchaser, with the cooperation of the Company, shall promptly prepare and file a proxy statement on Schedule 14A with the Commission;

●	Purchaser shall take all action necessary, in consultation with the Company, to establish a record date for, call, give notice of and hold a special meeting of the holders of Purchaser Common Stock to consider and vote on the Purchaser Proposals, and Purchaser’s Board shall recommend that Purchaser’s stockholders vote in favor of adopting and approving the Purchaser Proposals in the proxy statement, and Purchaser shall include such recommendation in the proxy statement;

●	Purchaser agrees to operate its business in the ordinary course (with certain exceptions) and not to take certain specified actions without the prior written consent of BurgerFi;

●	Purchaser shall use all reasonable efforts that are necessary or desirable for Purchaser to remain listed as a public company on, and for Purchaser Common Stock to be tradable over, the applicable NASDAQ market;

●	Purchaser, at its sole cost and expense, shall purchase a directors’ and officers’ liability insurance policy for a period of six (6) years after the Closing Date, which policy shall cover the officers and directors of Purchaser and BurgerFi after the Business Combination, as well as the current and former directors and officers of Purchaser and BurgerFi prior to the Business Combination;

●	until the earlier of the Closing Date or the date that the Agreement is properly terminated, neither the Company, nor the Members, on the one hand, nor Purchaser, on the other hand, shall, directly or indirectly, (i) encourage, solicit, initiate, engage, participate, enter into discussions or negotiations with any person concerning any Alternative Transactions, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible Alternative Transaction, or (iii) ) approve, recommend or enter into any Alternative Transaction or any contract related to any alternative transaction (the “Exclusivity Provision”);

●	the Post-Closing Board of Directors shall be selected, and the executive officers of Purchaser, immediately after the Closing, shall be the Key Employees ; and

●	Purchaser and the Company shall prepare a mutually agreeable long-term incentive plan for employees of Purchaser and its Subsidiaries following the closing of the Business Combination to be included as a Purchaser Proposal in the Proxy Statement for approval by Purchaser’s Stockholders at Purchaser Stockholders’ Meeting.

Conditions to Closing

General Conditions

The obligation of OPES and BurgerFi to consummate the Acquisition is conditioned on, among other things, (a) no court, arbitrator or other authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable law restraining or prohibiting the consummation of the Closing, the ownership by Purchaser of the membership interests of the Members, or the effective operation of the Business by the Company after the Closing Date; (b) no action brought by a third-party non-affiliate to enjoin or otherwise restrict the consummation of the Closing; (c) the requisite majority of Purchaser’s stockholders shall have approved the Business Combination; (d) the Closing Payment Shares and additional shares to be issued as part of the consideration shall have been approved for listing on Nasdaq; (e) after giving effect to any Purchaser Stock Redemptions, Purchaser shall have net tangible assets of at least $5,000,001 upon consummation of the Business Combination; (f) the Purchaser Stock Redemptions shall have been completed in accordance with the terms hereof and the proxy statement; (g) the D&O Policy shall be in force and full effect; and (h) there shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect on either Purchaser or the Company, regardless of whether it involved a known risk.

BurgerFi’s Conditions to Closing

The obligations of the Company and the Members to consummate the Closing is subject to the satisfaction, or the waiver at Members’ Representative’s discretion, of all of the following further conditions.

(a) OPES performing in all material respects all of its obligations under the Agreement required to be performed by it at or prior to the Closing Date;

(b) The representations and warranties of OPES in the Agreement, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Material Adverse Effect;

(c) The Company shall have received a certificate signed by an authorized officer of Purchaser stating that the closing conditions have been satisfied;

(d) Purchaser shall have delivered to the Company (i) certified copies of the resolutions duly adopted by Purchaser’s Board of Directors authorizing the execution, delivery and performance of the Agreement; and (ii) written resignations, in forms satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by (X) all officers of Purchaser and (Y) all persons serving as directors of Purchaser immediately prior to the Closing who are not selected as directors post-closing;

(e) Purchaser shall have cash in the Trust Account at Closing, in addition to the cash portion of the Acquisition Consideration being paid to Members at Closing, in the amount of at least $15,000,000, inclusive of the balance of the funds in the Trust Account after Purchaser Stock Redemptions and repayment of the Promissory Notes;

(f) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement (as described in more detail below) to which it is a party;

(g) The Post-Closing Board of Directors shall have been appointed effective as of the Closing; and

(h) Mr. Sternberg shall have executed and delivered to Purchaser the Standstill Letter.

Purchaser’s Conditions to Closing

The obligation of Purchaser to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) BurgerFi performing in all material respects all of its obligations under the Agreement required to be performed by it at or prior to the Closing Date;

(b) The representations and warranties of BurgerFi in the Agreement, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date except where the failure of such representations and warranties to be so true and correct, has not had, and would not have, a Material Adverse Effect;

(c) The Company, the Members and the Members’ Representative, as applicable, shall have executed and delivered to Purchaser a copy of each Additional Agreement to which it is a party;

(d) The Members shall have executed and delivered to Purchaser the Standstill Letter;

(e) Counsel to the Company shall have delivered an opinion in form and substance satisfactory to Purchaser’s counsel;

(f) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk;

(g) Mr. Rosatti shall have executed and delivered to Purchaser an Assignment Agreement for all of the JR Trust Entities;

(h) Purchaser shall have received copies of all required third party consents, if any, in form and substance reasonably satisfactory to Purchaser, and no such third-party consents shall have been revoked;

(i) Purchaser shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to Purchaser, and no such Governmental Approval shall have been revoked;

(j) Purchaser shall have received Schedules updated as of the Closing Date, which shall not be materially different than the Schedules provided as of the date hereof; and

(k) Company shall have provided to Purchaser estoppel certificates from the top ten (10)_franchisees for the Company’s December 31, 2018 and 2019 fiscal years

Indemnification

From and after the Closing, the Company and the Members, severally but not jointly or jointly and severally, agree to indemnify and hold harmless Purchaser against, among other things, and in respect of specified actual out-of- pocket losses, damages, liabilities, costs or expenses, including reasonable attorneys’ fees (“Losses”), incurred or sustained by Purchaser as a result of: (a) any breach or inaccuracy in any of the representations or warranties of the Company or the Members contained in the Agreement; or (b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company or the Members contained in the Agreement or to be performed prior to or at the Closing. The total payments made by the Company and the Members to Purchaser with respect to Losses shall not exceed the Escrow Shares in the Escrow Fund. Any liability incurred by the Members pursuant to the terms of this indemnification shall be paid by the return for cancellation of the Escrow Shares in accordance with the terms of the Escrow Agreement. The Escrow Shares shall serve as Purchaser’s sole and exclusive remedy for the Company and the Members’ obligation to indemnify Purchaser under Agreement. The Company and the Members shall not be liable to Purchaser for indemnification until the aggregate amount of all Losses exceeds 0.40% of the Consideration (the “Deductible”), in which event the Members shall only be required to pay or be liable for Losses in excess of the Deductible.

Except for representations and warranties on corporate existence and power, authorization, governmental authorization, capitalization, Certificate of Formation and Operating Agreement, Properties, Title to the Company’s Assets, Employment Matters, Employee Benefits and Compensation, Tax Matters and Finder’s Fees, which shall survive until sixty (60) days after the expiration of the statute of limitations with respect thereto, the representations and warranties of the Company and the Members shall survive until eighteen months (the “Survival Period”) following the Closing.

Termination Without Default

The Agreement may be terminated and/or abandoned at any time prior to the closing by:

●	by the Company by written notice to Purchaser if (i) the Board of Directors withdraws (or modifies in any manner adverse to the Company), or proposes to withdraw (or modify in any manner adverse to the Company), its recommendation in favor of the Purchaser Proposals, or fails to reaffirm such recommendation as promptly as practicable after receipt of any written request to do so by the Company or (ii) if the Stockholder Approval shall not have been obtained.

●

by Purchaser or the Company, if the closing has not occurred on or prior to October 31, 2020 (the “Outside Closing Date”); provided, that such party seeking termination is not in material breach of any of its obligations under the Agreement.

●

by Purchaser, if within twenty business days after the date of the Agreement, Purchaser is not satisfied with its continuing legal due diligence review and the Members are unable in good faith to resolve such issues.

●	by the Members’ Representative, if within twenty business days after the date of the Agreement, the Company is not satisfied with its continuing legal due diligence review and Purchaser is unable in good faith to resolve such issues.

 Termination Upon Default

●	by Purchaser, if the Company or the Members shall have materially breached any representation, warranty, agreement or covenant contained in the Purchase Agreement or in any Additional Agreement and such breach shall not be cured by the earlier of the Outside Closing Date and fifteen (15) days (the “Cure Period”) following receipt by the Company or the Members’ Representative, as the case may be, of a notice describing in reasonable detail the nature of such breach.

●

by the Company, if Purchaser shall have materially breached any of its covenants, agreements, representations, and warranties contained in the Purchase Agreement and such breach shall not be cured by the earlier of the Outside Closing Date and the expiration of the Cure Period following receipt by Purchaser of a notice describing in reasonable detail the nature of such breach.

●	by Purchaser, the Company or the Members or their Affiliates, in the event of a breach of the Exclusivity Provision, if the non-breaching party elects to terminate the Agreement, and the non-breaching party shall be entitled to a termination fee in the aggregate amount of $1,000,000.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated by reference in this report. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Additional Agreements

In addition to the Agreement, at the Closing, the parties shall enter into the following additional agreements:

1.	The Members and Mr. Sternberg shall each enter into a Standstill Agreement, whereby the Members as a group, and Mr. Sternberg individually, each agree to beneficially own no more than forty-nine percent (49%) of the Purchaser Common Stock, at any time before or after the Closing.

2.

OPES shall enter into voting agreements with certain holders of its Common Stock pursuant to which such stockholders agree to vote all securities of OPES that such stockholder owns from time to time and may vote in the election of the Company’s directors for a period of two years after the Closing Date.

3.

OPES shall enter into a registration rights agreement covering the registration of shares of Purchaser Common Stock held by the persons set forth therein, whereby OPES agrees to file a registration statement with the Commission within thirty (30) days after Closing to register such shares for resale.

4.

OPES and the Members shall enter into a lock-up agreement pursuant to which (i) Closing Payment Shares (but not the Stock Portion of the Acquisition Consideration) shall be locked up until the earlier of six months after the Closing Date or if, subsequent to the Closing Date, Purchaser consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) the Earnout Share Consideration shall be subject to a lock-up for a period of six months from the date the applicable Earnout Tranche is earned (provided that the Members shall be permitted to undertake block trades during each such lockup period).

5.	OPES will enter into employment agreements with the Key Employees on mutually acceptable terms.

6.	OPES will enter into a consulting agreement with a company owned by Mr. Rosatti on mutually acceptable terms.

7.	OPES will enter into an employment agreement with Mr. Sternberg to serve as Executive Chairman.

8.	OPES, the Members and Continental Stock Transfer and Trust, will enter into a Stock Escrow Agreement for the escrow of the Escrow Shares.

Except as described above, no consideration was paid by OPES in connection with the agreements described above.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of OPES to be issued in connection with the Business Combination will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2020, Mr. David M. Brain, the Chief Executive Officer of OPES advised the OPES’s Board of Directors (the “Board”), that he is resigning, effective immediately, from his position as Chief Executive Officer, but would continue as a Class 3 director on the Board. On the same date, Mr. Paul H. Rapisarda, a director of OPES, advised OPES that he is resigning from the Board immediately after his replacement was appointed. The foregoing resignations were not due to any disagreement with the Company or its management on any matter relating to OPES’s operations, policies or practices (financial or otherwise).

On the same date, members of the Board appointed Mr. Ophir Sternberg to serve as Chief Executive Officer of OPES. Mr. Sternberg will continue in his role as Chairman of the Board and as a Class 3 Director. The Board appointed Ms. Allison Greenfield to replace Mr. Rapisarda as a Class 2 director. Ms. Greenfield was also appointed to the audit committee, compensation committee and nominating committee of the Board of Directors.

Ophir Sternberg has served as a member of OPES’s board of directors since October 2019. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. He is the Founder of Lionheart Capital, an investment firm, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University. We believe Mr. Sternberg is well-qualified to serve on our board of directors due to his business experience and contacts and relationships.

Allison Greenfield has over two decades of experience in real estate development. Ms. Greenfield has been a partner of Lionheart Capital since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital she has been responsible for the successful acquisition, development and repositioning of real estate assets around the world. Prior to her tenure at Lionheart, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University.

There was no arrangement or understanding between Ms. Greenfield and any other persons, pursuant to which Ms. Greenfield was selected as a director. There are no family relationships between or among Ms. Greenfield and any executive officers or directors of OPES. There have been no transactions to which OPES was or is to be a party, in which Ms. Greenfield had, or will have a direct or indirect material interest.

Ms. Greenfield will receive 10,000 founders shares.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is a copy of the press release issued June 30, 2020 announcing the proposed transaction.

Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated June 30, 2020 that will be used by OPES in making presentations to certain existing and potential stockholders of OPES with respect to the proposed transaction.

Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

2.1*	Membership Interest Purchase Agreement, by and among OPES Acquisition Corp., BurgerFi International, LLC and the Members of BurgerFi
99.1**	Press Release, dated June 30, 2020
99.2**	Investor Presentation

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

**	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30,2020

OPES ACQUISITION CORP.

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Chairman and Chief Executive Officer